Exhibit 4.18

[***] Certain information in this document has been excluded pursuant to

Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the registrant treats as private or confidential.

MANUFACTURING AND SUPPLY AGREEMENT

(“Agreement”)

between

Ascendis Pharma A/S

Tuborg Boulevard 12

2900 Hellerup

Denmark

(hereinafter referred to as “Ascendis”)

and

NOF CORPORATION

20-3, Ebisu 4-chome,

Shibuya-ku,

Tokyo, 150-6019

Japan

(hereinafter referred to as “NOF”)

(hereinafter individually referred to as “Party” and collectively as “the Parties”)

1.	INTRODUCTION	3
2.	DEFINITIONS	3
3.	SUBJECT MATTER OF THE AGREEMENT	5
4.	OBLIGATIONS OF THE PARTIES	5
5.	GOVERNANCE	7
6.	COMMUNICATIONS	8
7.	SUBCONTRACTING	8
8.	BATCH SIZE AND CAPACITY	9
9.	FORECAST AND PURCHASE ORDERS	9
10.	DELIVERY AND RELEASE	10
11.	STORAGE	11
12.	PURCHASE PRICE AND PAYMENT TERMS	11
13.	NON-COMPLIANCE	12
14.	RECALL	13
15.	REGULATORY COMPLIANCE AND SUPPORT	13
16.	TERM AND TERMINATION	14
17.	CONFIDENTIALITY	15
18.	INTELLECTUAL PROPERTY RIGHTS	16
19.	INSURANCE AND LIABILITY	16
20.	REPRESENTATIONS AND WARRANTIES	17
21.	ASSIGNABILITY AND SUB-CONTRACTING	18
22.	FORCE MAJEURE	19
23.	ARBITRATION AND LAW	19
24.	MISCELLANEOUS	20

APPENDICES

1	Product

2	Purchase Price

3	Quality Agreement

4	Specifications

5	[***]

6	List of applicable patents

7	Notification by NOF from 31 July 2019

1.	INTRODUCTION

WHEREAS:

(A)	The Parties have agreed to enter into a commercial supply partnership with the objective to guarantee delivery of agreed quantities of Product of the specified quality at agreed times.

(B)	The Parties have agreed to enter into this Manufacturing and Supply Agreement to set forth the general terms and conditions on which the supply of Product will be carried out.

2.	DEFINITIONS

“Affiliate” shall mean any corporation, company or other legal entity which is controlled by a Party, controls a Party or is under common control with a Party. In this definition, “control” means the direct or indirect possession of more than fifty percent (50%) of the shares or ownership interest representing the voting right for the election of directors or persons performing similar functions for such corporation, company or other legal entity.

“Agreement” shall mean this MANUFACTURING AND SUPPLY AGREEMENT.

“Appendix” shall mean any Appendix as amended, dated, signed and renumbered (e.g. Appendix 1.1, 2.1, 3.1… and so forth) from time to time.

“Ascendis Product” shall mean TransCon PTH (1-34) drug product.

“Background Technology” shall mean the full range of NOF’s Intellectual Property Rights and factual knowledge (i) existing on the Effective Date of this Agreement and/or (ii) licensed to, acquired or developed by NOF outside or under this Agreement but during the term of this Agreement, which NOF is free to dispose of.

“Business Day(s)” shall mean any working day(s) for both Parties (with the exclusion of Saturday and Sunday) on which banks are normally open in either Japan or Denmark as may be applicable.

“Calendar Quarter” shall mean each three (3) successive calendar months starting on 1 January, 1 April, 1 July or 1 October, respectively.

“cGMP” shall mean Current Good Manufacturing Practices as promulgated under the European Directive 2003/94/EC and the US Federal Food Drug and Cosmetic Act, CFR Title 21.

“Confidential Information” shall mean any proprietary information, samples, technical data, or trade secrets or Know-how, including, but not limited to, research and development plans, products, services, lists of collaborators and corporate partners, markets, developments, inventions, processes, formulas, technology, marketing, finances or other business information disclosed by either Party (the “Discloser”) (either directly or indirectly in writing, orally or otherwise) to the other Party (the “Recipient”).

“Delivery” shall mean the transfer of Product at the point where risk and responsibility is transferred from NOF to Ascendis according to the agreed Incoterms.

“Delivery Date” shall mean the date of Delivery of Product by NOF to Ascendis or its designee.

“Effective Date” shall mean the date on which this Agreement becomes effective in accordance with Article 16.1.

“Final Release” shall mean the final release for delivery of Product by Ascendis or its designated representative.

“Health Authorities” shall mean any national or international health authority including but not limited to those of the European Union, Japan, and the United States.

“Intellectual Property Rights” or “IPR” shall mean without limitation, proprietary information, patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, inventions, copyright, industrial designs etc.

“Joint Steering Committee” or “JSC” shall have the meaning assigned to it in Article 5.1.

“Know-how” shall mean any and all present and future data concerning Ascendis, Product, and any derivatives hereof e.g., but not limited to production know-how, quality specifications, analytical data, data indicated in a DMF, patents, use-, packaging- and improvement data, which data are possessed, performed and/or developed by either Ascendis or NOF and/or exchanged under any confidentiality agreement between the parties or any other agreement entered into between the parties during the negotiations prior to execution of this Agreement or during the term of this Agreement.

“PPQ” shall mean the Process Performance Qualification of the manufacturing process of the Product, as defined in Appendix 1.

“Product” shall mean PEG maleimide “[***]” as stated in Appendix 1.

“Propyl Amine” shall mean [***]

“Purchase Order” shall mean an order submitted by Ascendis according to Section 9.5 specifying Ascendis’ purchase order number, required quantities of Product and requested date of delivery.

“Purchase Price” shall mean the price agreed to be paid by Ascendis to NOF as set forth in Appendix 2.

“Quality Agreement” shall mean the agreement set out in Appendix 3 hereto.

“Release Documentation” shall be the documentation which NOF shall provide to Ascendis following NOF’s internal release of the Product. Such documentation shall contain the following: Certificate of Analysis (CoA), Certificate of Conformity (CoC), list of deviations and out of specification (OOS) results, version history for Master Batch Record, certificates of origin in English. Further details on the requirements for such documentation are specified in the Quality Agreement (Appendix 3).

“Services” shall mean the manufacture and supply of Product as set out in this Agreement.

“Specifications” shall mean the specifications of Products as set forth in Appendix 4.

“Year” shall mean the NOF’s financial year, which runs from 1 April to 31 March.

3.	SUBJECT MATTER OF THE AGREEMENT

3.1.

This Agreement covers PPQ, manufacture and supply by NOF of Product to Ascendis for commercial use worldwide as part of the Ascendis Product. This Agreement thus covers the PPQ batches and all subsequent batches delivered by NOF for commercial use.

3.2.

NOF hereby undertakes, upon Ascendis’ request, to synthesize, manufacture, analyse, quality control, label, package and deliver the Product to Ascendis, in accordance with the terms and conditions of this Agreement; and Ascendis will from time to time place Purchase Orders for Product according to forecasts as set forth in Article 9. Operations shall take place in compliance with the Quality Agreement.

4.	OBLIGATIONS OF THE PARTIES

4.1.

NOF hereby undertakes to supply Product in accordance with the Specifications to Ascendis on the terms and conditions agreed upon hereunder, and Ascendis hereby undertakes to purchase such Product in the quantities ordered by Ascendis from time to time.

4.2.	Ascendis is not bound to grant any kind of exclusivity to NOF under this Agreement, but will be required to satisfy its Purchase Requirements pursuant to Article 9.

4.3.	In the performance of the Services, NOF shall comply with cGMP and all other relevant EU, UK, US and Japanese rules and regulations. NOF shall also comply with relevant ICH guidelines.

4.4.

If Ascendis’ conducting clinical trials with—or marketing of—Ascendis Product in China or any member state of the Organisation for Economic Co-operation and Development (“OECD”), either in its own name or through a partner, will oblige Ascendis to cause NOF to comply with rules and regulations not specifically mentioned in this Agreement and not specifically exempt according to clause 4.7, the Parties will discuss in good faith how NOF may comply with such rules, and the cost and any fees, if any, will be borne by [***].

4.5.

If Ascendis’ conducting clinical trials with – or marketing of—Ascendis Product, either in its own name or through a partner, in any country not covered by clause 4.4 above will oblige Ascendis to cause NOF to comply with rules and regulations not specifically mentioned in this Agreement, the Parties will discuss in good faith whether or not and how NOF will comply with such rules, and the cost and any fees, if any, that will be borne by [***].

4.6.

NOF and Ascendis shall discuss and liaise regarding the present status of the manufacturing and analysis of Product on a continuous basis. Upon Ascendis’ request NOF shall inform Ascendis of the present status and the results obtained.

4.7.

Subject to the provisions of Section 15.2, during and following the term of this Agreement, NOF shall use its best efforts to make available any and all documentation regarding the Product under “Strict Confidential” basis, as defined in CONFIDENTIALITY AGREEMENT entered into by the Parties on [***] which is required for a regulatory body to which Ascendis may apply for registration of the Ascendis Product, but only to the extent such disclosure is, reasonably necessary for the application and to ensure compliance with cGMP and other applicable requirements.

4.8.

NOF shall, up to [***], during the term of this Agreement grant Ascendis [***] access (upon reasonable notice) to visit NOF’s premises for routine audits of facilities, equipment, procedures, records and personnel. Ascendis shall also be allowed to perform for-cause audits upon [***] notice, such reasonable causes to be defined in the Quality Agreement.

4.9.

NOF shall during the term of this Agreement allow inspectors from Health Authorities (possibly accompanied by Ascendis staff), to perform the required inspections pursuant to legal, administrative or judicial action. NOF shall submit any observations relevant to the manufacturing or analytical control of Products from such inspections to Ascendis without delay.

4.10.

On the request of Ascendis, NOF shall allow representatives from Ascendis collaboration partners such as licensees, distributors (possibly accompanied by Ascendis staff), to inspect NOF’s premises upon prior signed Confidentiality Agreement of such collaboration partners. Such inspections will be strictly related to the manufacturing or analytical control of Products. If Products are implicated in regulatory inspection findings during audits initiated by authorities or other third parties, or if such findings are otherwise relevant for the manufacturing or analytical control of Products NOF shall notify Ascendis without delay.

4.11.	[***].

4.12.

In case of quality related issues, NOF shall allow [***] extended access to its [***], located at [***], to observe manufacturing and review documents related to GMP system and Ascendis production batches when NOF is manufacturing for Ascendis (hereinafter the “PIP”), provided Ascendis notifies NOF at least [***] in advance. If the notified date of arrival would conflict with a planned visit by a third party or internal meeting, NOF may postpone by up to [***]. NOF will provide the PIP with reasonable office space within the [***] and the PIP shall have access to such office space during regular working hours. The PIP shall comply with any and all confidentiality, security, safety, quality or similar guidelines that apply to persons present in the facility and that are communicated by NOF.

4.13.

NOF shall not implement any change in [***] without having obtained Ascendis’ prior written approval, unless such change is mandated by regulatory changes, in which case NOF shall notify Ascendis of the nature of the change.

4.14.	Post-approval changes not mandated by regulatory changes and not based on Ascendis’ request shall be implemented at [***].

4.15.

If changes in applicable regulatory requirements coming into force after the Effective Date necessitate a change in the processes or the Specifications, the Parties shall in good faith discuss how to share additional costs.

4.16.

In the event Ascendis requests a change in the Product or manufacturing of the Product, and NOF can implement the change, [***] shall [***] cost of implementing such change, as well as other post-approval changes reasonably requested by Ascendis and acceptable to NOF.

4.17.

NOF agrees to keep Ascendis promptly informed of any action by, or notification or other information, which it receives (directly or indirectly) from any governmental or regulatory authority, which raises any concerns regarding the safety or efficacy of Product or any medicinal products containing Product.

4.18.

Ascendis agrees to keep NOF informed of notification of any action by, or notification or other information which it receives (directly or indirectly) from any governmental or regulatory authority, which raises any concern regarding safety in the handling of Product.

4.19.	NOF shall endeavour to live up to certain key performance indicators (“KPIs”) when delivering the Services over time, including [***].

5.	GOVERNANCE

5.1.	The Parties shall form a Joint Steering Committee (JSC) comprised of [***] members from each Party, including at least [***].

5.2.

The JSC shall meet at least [***] and shall discuss and evaluate the mutual collaboration and shall in good faith attempt to resolve any disputes in connection with the Agreement. Each Party may call for an ad hoc teleconference as such Party deems necessary. As agreed between the Parties in each case, the meetings of the JSC may be carried out by teleconference, video conference or face-to-face, as the case may be, provided however that the Parties endeavour to meet face to face at least [***].

5.3.	[***].

5.4.	Written minutes of JSC meetings must be made alternately by each Party and must be circulated for comments no later than [***] after each meeting.

5.5.	[***].

6.	COMMUNICATIONS

6.1.

The Parties agree that electronic communications (email) are acceptable for exchanging forecasts, Purchase Orders, order confirmations, agendas, meeting minutes and other information of an operational nature. Legal notices shall be delivered physically by courier.

6.2.

The Parties shall each designate a primary logistics contact person, and NOF´s European entity, NOF Europe GmbH (hereinafter “NOF Europe”) shall facilitate communication between the Parties regarding forecasts, orders, delivery and shipping.

6.3.

Subject to further details in the Quality Agreement, the Parties shall each designate a primary quality contact person and NOF Europe shall facilitate communication between the Parties regarding quality related matters, except in the event of urgent matters, in which case the designated quality persons may contact each other directly.

7.	SUBCONTRACTING

7.1.	Any subcontracting of validated processes of the Services from NOF to a third party manufacturer shall be subject to Ascendis’ prior written approval.

7.2.

In case NOF wishes to subcontract a non-validated process of the Services, or change a subcontractor performing a non-validated process of the Services, NOF shall inform Ascendis prior to implementing the change. Such change may, subject to the Quality Agreement, require Ascendis’ prior written approval.

7.3

In case NOF requests approval from Ascendis of a change request regarding subcontracting pursuant to Section 7.1, 7.2 or ”NOF proposed changes” in the Quality Agreement, such request shall be sent in writing to all of Ascendis’s appointed members of the JSC, and Ascendis shall notify NOF whether it approves such change or not within [***] of having confirmed receipt of the request, such confirmation shall be notified to NOF in writing or by e-mail and not to be unreasonably withheld and in no event later than [***] of the date of the request. Ascendis shall be deemed to have approved the request if Ascendis fails to notify within the said period. If Ascendis rejects such change, the Parties shall discuss and agree how to proceed with the implementation of such change in good faith and apply their best efforts not to cause any delay of production of the Product. However, NOF shall not have any liability for any Product supply delay caused by Ascendis’s rejection or negligence of the discussion.

8.	BATCH SIZE AND CAPACITY

8.1.	From the Effective Date, Product shall be manufactured using NOF’s [***] and delivered in a batch size corresponding to [***], providing an expected yield of Product in the range of [***].

8.2.	Manufacturing in the [***], NOF guarantees ability to deliver up to [***].

8.3.	The Parties agree to mutually discuss options to secure flexibility in the supply of Product and mitigate the risk of shortages in case Ascendis’ actual needs turn out lower or higher than forecasted.

8.4.	If required, and upon mutual agreement, NOF shall qualify an alternative manufacturing facility (another NOF site or a CMO) as backup. Relevant cost should be covered by [***].

9.	FORECAST AND PURCHASE ORDERS

9.1.	Long Term Forecast

[***], Ascendis shall provide NOF with a non-binding written rolling forecast for required volumes of Product for the following [***] period.

9.2.	Purchase commitments for PPQ batches and Post PPQ batches

Upon the execution of this Agreement, Ascendis commits to purchasing [***] PPQ batches.

Provided that Ascendis obtains marketing approval for the Ascendis Product, Ascendis shall for every [***] during the term of this Agreement, commencing with the [***] after the completion of the PPQ, either (i) order at least [***] for delivery in [***] or (ii) pay to NOF an amount equal to [***] of the price of [***] of Product.

9.3.	Rolling [***] forecast

For purchases following the [***], Ascendis shall, in each of the months of [***], provide NOF with a partially binding rolling forecast showing Ascendis’ expected requirements for Product ([***]) to be delivered under this Agreement during the following [***].

Until [***] the Ascendis Product, the forecast for [***] will be considered fully binding on the Parties, i.e. NOF commits to deliver and Ascendis commits to purchase the forecasted quantity. The forecast for [***] may not deviate from the previous forecast by more than [***]. The forecast for [***] may be adjusted as Ascendis sees fit.

From the [***] the Ascendis Product, the forecast for [***] will be considered fully binding on the Parties, i.e. NOF commits to deliver and Ascendis commits to purchase the forecasted quantity. The forecast for [***] may not deviate from the previous forecast by more than [***]. The forecast for [***] may be adjusted as Ascendis sees fit.

If Ascendis fails to purchase the volume of Product provided in such binding forecast, then [***].

9.4.	[***] of Intermediates

NOF shall at all times [***] of [***]. If, at any time, [***] of [***] should expire, e.g. due to cancellations of orders for Product, Ascendis shall purchase such expired volumes of [***], at a price corresponding to the price of [***].

9.5.	Purchase Orders

Ascendis shall from time to time place Purchase Orders with NOF on the terms agreed herein. A Purchase Order shall [***]. Ascendis may also place Purchase Orders for quantities beyond the binding forecast, and NOF shall use [***] to deliver such additional quantities, but shall not be obliged to do so unless NOF confirms the full Purchase Order. Ascendis shall on each Purchase Order specify the required Delivery Date which shall be no earlier than [***] from submission of each Purchase Order. NOF shall confirm such Purchase Order(s) in writing no later than [***] upon receipt of said Purchase Orders [***].

10.	DELIVERY AND RELEASE

10.1.

NOF shall deliver Product ordered under Article 8 in the quantities agreed and under the common understanding by the Parties that it is of the essence to Ascendis that NOF observes Delivery Dates and that Product delivered under this Agreement is in accordance with the Specifications and the Quality Agreement.

10.2.	Delivery of a quantity of Product within [***] of the ordered quantity shall be deemed acceptable, and Ascendis shall pay for the delivered quantity.

10.3.

NOF bears the responsibility towards Ascendis that any required conditions for storage and transportation of the Product as specified in the Quality Agreement are fulfilled until Delivery thereof to Ascendis or its designee.

10.4.	Product shall be delivered to Ascendis or its designee [***] according to Incoterms 2010, packed in accordance with the requirements set out in the Quality Agreement, at either the address of

a)	[***], or

b)	[***], or

c)	such other address as Ascendis may specify in writing

10.5.

NOF shall no later than [***] prior to the confirmed Delivery Date forward the Release Documentation for Ascendis to review. Following receipt of the Release Documentation, Final Release shall be performed by Ascendis’ Qualified Person, such Final Release not to be unreasonably withheld. Delivery is subject to Final Release except in the event that Ascendis requests for shipment in Quarantine (as defined in the Quality Agreement).

10.6.	NOF shall deliver on the confirmed Delivery Date as set forth in Article 9.5, or no later than [***] after receiving notification of Final Release, whichever is later.

10.7.

Any delay in delivery of the Product and/or Release Documentation shall be notified to Ascendis no later than [***] after the delay has become apparent to NOF, including a description of the cause. NOF shall [***] solve the issues and shall confirm a new Delivery Date to Ascendis as soon as possible.

10.8.

If Ascendis finds that the Release Documentation does not comply with the Specifications or with any other requirement under this Agreement, Ascendis shall notify NOF in writing of Ascendis’ observations with respect to the non-compliance without undue delay after receipt of such documentation, provided that failure by Ascendis to do so shall not imply any loss of rights or remedy for Ascendis under this Agreement or at law.

11.	STORAGE

11.1.	Storage by NOF of Product shall be carried out under fail-safe conditions, including but not limited to alarm, emergency power supply, etc.

11.2.	NOF shall, upon Ascendis’ written request, store released Product in quantities up to [***] for up to [***] following the Delivery Date. [***].

12.	PURCHASE PRICE AND PAYMENT TERMS

12.1.	Ascendis will pay to NOF the Purchase Price for Product. The Purchase Price for Product is listed in Appendix 2.

12.2.	The agreed Purchase Price for Product is based on [***] and [***]. The Parties shall discuss in good faith whether the Purchase Price shall be adjusted if [***].

12.3.

NOF’s price for the Services [***]. If NOF is obligated by law to charge any value added and/or similar tax to Ascendis, NOF shall ensure that if such value-added and/or similar tax is applicable, that it is invoiced to Ascendis in accordance with applicable rules so as to allow Ascendis to reclaim such value-added and/or similar tax from the appropriate government authority. Neither Party is responsible for taxes on the other Party’s income or the income of the other Party’s personnel or subcontractors. If Ascendis is required by government regulation to withhold taxes for which NOF is responsible, Ascendis will deduct such withholding tax from payment to NOF and Ascendis will provide to NOF a valid tax receipt in NOF’s name. If NOF is exempt from such withholding taxes as a result of a tax treaty or other regime, NOF shall provide to Ascendis a valid tax treaty residency certificate or other tax exemption certificate at a minimum of [***] prior to payment being due. Without prejudice to any existing remedy NOF may have at law or contract, if Ascendis fails to pay on the due date any undisputed amount which is payable to NOF hereunder, then NOF may charge Ascendis a late payment fee not to exceed [***] on any unpaid amounts each [***] (or part thereof) such payment is late or the highest interest rate permissible under applicable law, whichever is lower.

12.4.	NOF shall invoice Ascendis for Product [***] or [***], whichever event comes first.

12.5.	[***].

12.6.	Payments by Ascendis will be made in [***] after receipt of invoice by Ascendis, [***]. Any invoices covered by credit insurance obtained by Ascendis will be payable [***].

13.	NON-COMPLIANCE

13.1.

If upon review of the Release Documentation or up to [***] after Delivery, Ascendis finds that Product does not conform to the terms and conditions of this Agreement, including, without limitation, the Specifications and/or Quality Agreement and/or cGMP, Ascendis shall without undue delay notify NOF hereof in writing, stating Ascendis’ observations with respect to the non-compliance. For latent defects (as defined in the Quality Agreement), Ascendis shall notify NOF within a time limit as set out in the Quality Agreement.

13.2.

NOF shall within [***] calculated from the day on which such written notification or complaint has been received by NOF, inform Ascendis whether NOF agrees or not to the notification or complaint filed. If such response is not given within the above-mentioned [***] it is understood that NOF agrees to said notification or complaint.

13.3.

In the event of a dispute as to the acceptance of a batch of Product, the Parties agree to seek an amicable settlement by way of discussions between quality assurance representatives from either Party. If the dispute is not resolved amicably within [***] from Ascendis’ notice mentioned in Article 13.1, the issue may be referred to [***].

13.4.	If the Parties agree or it is otherwise concluded that Product does not conform with this Agreement, NOF shall, [***]. If the defect is detected after shipment from NOF, NOF shall [***].

14.	RECALL

14.1.

[***] shall [***] whether and under what circumstances to require the recall of batches of Product. [***]. In the event that a recall of a batch from a clinical trial or from sale is necessary [***], provided however [***].

15.	REGULATORY COMPLIANCE AND SUPPORT

15.1

NOF is obligated to support regulatory requirements and requests of EU (including UK), USA and JP. For the avoidance of doubt, such support includes necessary review of regulatory files.    Health Authority Requirements are in this context defined as direct legal requirements imposed on Ascendis where non-compliance results in loss of license to operate or financial penalties due to non-compliance in the respective region. Health Authority Requests are defined as enquiries from Health Authorities with relation to regulatory submissions (including but not limited to marketing authorization applications, clinical trial applications, line extensions, variations and safety requests).

15.2.

NOF shall use its best efforts to deliver solely to the respective Health Authority any information/data which are required to support Health Authority Requests. For any Health Authority, NOF shall not be obliged to submit batch records from any manufacturing process. If any Health Authority should require batch records from a manufacturing process, the Parties shall discuss in good faith how to resolve this. [***]. If an Excluded-Health-Authority Requirement or Request would necessitate submission of the detailed information relating to manufacturing processes, the Parties shall discuss in good faith how to resolve this. If the Parties cannot resolve if and how NOF shall disclose batch records from any manufacturing process or certain detailed information relating to the manufacturing processes, [***]

The Parties agree that [***] if NOF is required and agrees to supply additional information that is not in NOF’s possession at the time of request of disclosure by Ascendis, [***].

15.3.	Subject to the section 15.2, NOF must make available to the respective Health Authority any information required to support regulatory requirements/requests within the time the Parties agree.

16.	TERM AND TERMINATION

16.1.	This Agreement will be in effect from August 31 2020 and will continue in effect until December 31 2027 (the “Initial Term”).

16.2.	Following the Initial Term, this Agreement will continue in effect unless and until terminated by either Party according to the provisions for termination herein.

16.3.

Notwithstanding any termination of this Agreement, the rights and duties of the Parties with respect to any terms, which by their nature are intended to survive termination, shall survive and continue to be enforceable, including but not limited to Articles 2, 13, 14, 15, 17, 18, 19, 20, 23.

16.4.	This Agreement may be terminated:

a)	By either Party upon notice to take effect immediately in the event of:

i)	An assignment by the other Party for the benefit of creditors;

ii)	The admitted insolvency of the other Party;

iii)

The institution of voluntary or involuntary proceedings by or against the other Party in bankruptcy, insolvency, moratorium or for a receivership, or for a winding-up or for the dissolution or reorganization of the other Party; or

iv)	The taking of any action by the other Party under an act for relief from creditors;

b)

By either Party upon [***] written notice to the other Party in the event of a failure of such other Party to perform or observe a material obligation imposed by this Agreement, unless such failure is cured or the Parties have reached agreement on a plan to achieve a cure of such failure prior to the end of such [***] period.

c)	By Ascendis after the Initial Term with [***] written notice. Earliest termination shall be effective per [***], provided notice has been served [***].

d)	By NOF after Initial Term with [***] notice. Earliest termination shall be effective per [***], provided notice has been served [***].

e)	By mutual agreement of the Parties.

16.5.

This Agreement may be terminated with immediate effect by Ascendis in the event of a change of fifty percent (50%) or more of the direct or indirect ownership of NOF or manufacturing facilities relevant to the Services, if such ownership goes to [***]. NOF shall provide prompt written notice to Ascendis of any such change. If Ascendis chooses to terminate, NOF will provide support and assistance enabling Ascendis to obtain continued supply of Product from an alternate supplier. The costs and expenses of such tech transfer shall be borne [***].

16.6.

This Agreement may be terminated with immediate effect by NOF in the event of a change of fifty percent (50%) or more of the direct or indirect ownership of Ascendis, if such ownership goes to [***]. Ascendis shall provide prompt written notice to NOF of any such change.

16.7.

Termination of this Agreement, for any reason, shall not release either Party from any liability which at said time it has already incurred to the other Party, nor affect in any way the survival of any rights, duties or obligations of either Party which are stated elsewhere in this Agreement to survive said expiration or prior termination.

16.8.	Upon termination NOF shall keep the original batch documentation for Products manufactured and/or packed by NOF in accordance with the obligations laid down in Appendix 3.

16.9.

Upon termination NOF shall [***] regarding the quality of the Products manufactured and/or packed by NOF and [***] in relation to any [***] of the Products in accordance with the obligations laid down in Appendix 3.

17.	CONFIDENTIALITY

17.1.

The Recipient shall not, during the term of this Agreement, (a) use Confidential Information for any purpose whatsoever other than for the performance of this Agreement, or (b) disclose Confidential Information to any third party other than employees, Affiliates or representatives (“Representatives”) who have a need to know in order to perform the Services. The Recipient shall impose similar obligations relating to Confidential Information imposed it under this Agreement to such Representatives and shall be responsible for the performance of such obligations by such Representatives. The Recipient agrees that Confidential Information shall remain the sole property of the Discloser. The Recipient further agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information. Notwithstanding the above, the Recipients’ obligation under this Article 17 relating to Confidential Information shall not apply to information which:

a)	is known to the Recipient at the time of first disclosure to the Recipient by the Discloser as evidenced by written records of the Recipient,

b)	has become publicly known and made generally available through no wrongful act of the Recipient,

c)	has been developed independently by or on behalf of the Recipient with no use of or reliance upon the Discloser’s Confidential Information; or

d)	has been received by the Recipient without restriction on disclosure from a third party.

17.2.

Upon the termination of this Agreement (irrespective of the reason therefore), or upon the Discloser’s request, the Recipient will deliver on request to the Discloser or destroy all of the Discloser’s Confidential Information (including its copy), which is in the Recipient’s possession or control. Notwithstanding the foregoing, each Party may keep one (1) copy solely to monitor its obligations under this Agreement.

17.3.	The obligations of the Recipient under this Article 17 shall remain in effect for a period of [***] after the termination of this Agreement.

18.	INTELLECTUAL PROPERTY RIGHTS

18.1.	[***] shall be [***], provided, however, that ownership of [***], whichever may be applicable.

18.2.

[***]. This Agreement shall not grant or be construed as granting any rights by license or otherwise to [***]. [***]. [***] after the termination of this Agreement, provided, however, that in the event of termination of this Agreement [***], the Parties agree to negotiate in good faith a tech transfer agreement enabling Ascendis to obtain continued supply of Product from an alternate supplier. The costs and expenses of such tech transfer shall be borne [***]. For purposes of specifically this Article 18.1, second paragraph, NOF’s material obligations shall be understood as NOF’s ability to Deliver, [***] of Product ordered according to the provisions of Section 9 during a [***] period following the Effective Date.

18.3.

Other than as set out specifically above. This Agreement will not transfer any rights to intellectual property in any way. If Intellectual Property Rights owned by Ascendis or licensed to Ascendis are necessary for NOF to perform its obligations hereunder and to obtain the benefit of its rights under this Agreement, Ascendis hereby grants to the extent necessary to NOF a [***] solely [***] and solely [***]. As far as [***].

18.4.

Issued patents applicable to NOF’s performance of its obligations under this Agreement shall be listed in Appendix 6 as updated by NOF and/or Ascendis from time to time. For the avoidance of doubt, it is understood that Intellectual Property Rights other than issued patents, e.g. trade secrets, may apply without being listed in Appendix 6.

19.	INSURANCE AND LIABILITY

19.1.	[***] request prove to have taken out, insurance in order to cover damages on Product while in the custody of [***].

19.2.

[***] request prove to have taken out, a civil liability insurance in order to cover liabilities imposed on NOF under national legislation and/or EU directives/regulations (a) as a consequence of any and all obligations under this Agreement [***] and/or (b) as a consequence of negligent acts and/or omissions [***], including, without limitation [***] or other treatment of Product.

19.3.

NOF will indemnify, defend and hold harmless Ascendis from all damages suffered or otherwise incurred arising in connection with claims arising from NOF’s failure to perform the Services. Notwithstanding anything to the contrary in this Agreement, this Article 19.3 does not apply to any claims for which a sole or exclusive remedy is provided for under another portion of this Agreement, including Article 13.4.

19.4.

Ascendis will indemnify, defend and hold harmless NOF from all damages suffered or otherwise incurred arising in connection with claims arising from: the use of the Product; omissions by Ascendis in inspecting, marketing, or distributing Ascendis’ final products; and/or other claims not subject to NOF’s indemnification obligations.

19.5.

The Indemnifying Party shall be entitled, at its option, to control the defense and settlement of any claim for which it is liable, provided that the Indemnifying Party shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of the claim as the disposition or settlement relates to the indemnified Party. The indemnified Party shall reasonably cooperate in the investigation, defense and settlement of any claim for which indemnification is sought or provided hereunder and shall provide prompt notice of any such claim or reasonably anticipated claim to the Indemnifying Party.

19.6.

NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, REVENUES, INJURY TO GOODWILL, LOSS OF THE USE OF GOODS OR EQUIPMENT, DAMAGE TO ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, OR DOWNTIME COSTS), SPECIAL OR PUNITIVE DAMAGES REGARDLESS OF WHETHER SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

19.7.	Except for [***].

20.	REPRESENTATIONS AND WARRANTIES

20.1.	NOF hereby represents and warrants the following:

a)	it has obtained (and will maintain throughout the existence of this Agreement) all necessary approvals, licenses or registrations necessary or desirable for the performance of the Services,

b)	it has the necessary experience to perform the Services,

c)	the personnel that NOF utilizes in the performance of the Agreement shall be appropriately qualified and trained for the tasks that they are to perform,

d)

any machinery and equipment that NOF provides or causes to be applied in the performance of the Agreement shall be of an appropriate quality and, as required by normal practice shall be qualified and approved by the relevant body or organization,

e)	the Services are conducted in compliance with the laws as applicable at its domicile or by the relevant Purchase Order and relevant standards, such as but not limited to cGMP,

f)	NOF is not debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Sec. 335a(a) or any foreign equivalents, and

g)

in the event that during the term of this Agreement NOF (i) becomes debarred; or (ii) receives notice of an action or threat of an action with respect to its debarment, NOF agrees to immediately notify Ascendis and shall immediately cease all activities relating to this Agreement.

h)	[***], NOF has no actual knowledge, as of the Effective Date, of [***].

20.2.	Ascendis represents and warrants to NOF that Ascendis is the owner or licensee or otherwise has the right to use and provide to NOF all information provided to NOF relating to Product.

20.3.

DISCLAIMER OF ALL OTHER WARRANTIES. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE PARTIES’ ONLY WARRANTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT AND ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR OTHERWISE. EXCEPT AS OTHERWISE SET FORTH HEREIN, NOF DOES NOT WARRANT OR GUARANTEE THAT THE MANUFACTURE, SALE OR USE OF THE PRODUCTS WILL NOT INFRINGE THIRD PARTY PATENTS OR OTHER THIRD PARTY INTELLECTUAL PROPERTY RIGHTS AND THAT THE PRODUCTS ARE SUITABLE FOR THE SPECIFIC USE INTENDED BY ASCENDIS.

21.	ASSIGNABILITY AND SUB-CONTRACTING

21.1.

Neither Party shall be entitled to assign or sub-contract its rights and/or obligations hereunder in whole or in part to any third party, including Affiliates unless having obtained the other Party’s prior written approval, provided, however, that Ascendis is free to assign its rights and obligations, including (without limitation) to a third party acquiring, by purchase or license, rights to further develop or commercialize the Ascendis Product, it being agreed that no assignment by Ascendis pursuant to Article 21.1 shall release Ascendis from its obligations hereunder, [***].

22.	FORCE MAJEURE

22.1.	Neither Party shall be liable for non-performance of any provisions of this Agreement due to force majeure as defined below.

22.2.

Force majeure shall include strikes, lockouts, other industrial disturbances, rebellions, epidemics, landslides, earthquakes, fires, storms, floods, sinking, droughts, civil disturbances, explosions, act or decisions of duly constituted national government authorities or of courts of law, impossibility to obtain equipment, supplies, fuel or other required materials, unexpected toxicity findings of Product, beyond the control of the Party pleading force majeure preventing this Party from performing its rights and obligations and not to be overcome by due diligence of such Party and which could not reasonably have been foreseen at the time accepting the relevant order, provided neither Party shall have any obligation to settle a labour dispute in order to exercise due diligence.

22.3.

The Parties agree that if either of them find themselves wholly or partly unable to fulfil their respective obligations under this Agreement by reasons of force majeure, the Party pleading force majeure will as soon as possible notify the other Party of its inability to perform, giving a detailed explanation of the occurrence which excuses performance. Except from the payments of funds that are due and payable prior to any force majeure neither Party shall be required to make up for any performance that is prevented by force majeure.

22.4.

However, if the force majeure persists for a period of more than [***], and the Party pleading force majeure cannot present a remedial action plan acceptable to both Parties within the said [***], the non-failing Party shall be entitled to terminate this Agreement with immediate written notice.

23.	ARBITRATION AND LAW

23.1.

In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach, termination or invalidity thereof, the Parties shall try to settle the problem amicably between themselves. Should they fail to agree, the matter in dispute shall be settled by arbitration in accordance with the Rules of Arbitration of [***]. The award rendered shall be final and binding and enforceable by any court having jurisdiction. The arbitration court shall consist of [***] and shall have its seat in [***]. The language of the proceedings shall be English. The Institute shall appoint [***] on request by a Party hereto.

23.2.	This Agreement shall be governed by and construed in accordance with the Laws of [***]

24.	MISCELLANEOUS

24.1.

This Agreement and all Appendixes constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto, except any confidentiality agreements made by the Parties, which shall survive the obligations undertaken hereunder. No variation or modification of the terms of this Agreement nor any change of any of the terms or provisions hereof shall be valid unless stated in an amendment to this Agreement. This notwithstanding, any Appendix associated with this Agreement shall be valid and may be updated from time to time if signed by an Authorised Representative of each Party.

24.2.	The headings contained in this Agreement are for convenience and reference purposes only and shall not affect the meaning of the interpretation of this Agreement.

24.3.

The provisions of this Agreement are separate and divisible and the invalidity or unenforceability of any part shall not affect the validity or enforceability of any remaining part or parts, all of which shall remain in full force and effect. However, the Parties agree to substitute any invalid or unenforceable provision by a valid and enforceable arrangement, which achieves to the greatest extent possible the financial balance and mutual understanding already established between the Parties.

24.4.

The Appendices to this Agreement shall form an integral part of this Agreement and shall be regarded as incorporated into this Agreement in every respect. In case of inconsistency between the terms and conditions of the said Appendices and this Agreement, the latter shall prevail to the extent of such inconsistency, except that in quality related matters, the Quality Agreement shall prevail.

24.5.

All communication between the Parties and all notices made hereunder shall be made in the English language unless public authorities may require any written communication to be made in any other language and if so the Party submitting to the other Party and/or suggesting such written communication shall upon request from the other Party provide a proper translation hereof into English (certified by an authorised translator should the receiving Party so require).

24.6.

In the implementation of and performance under this Agreement, each Party shall comply with any and all relevant and applicable laws. Such compliance shall be the sole responsibility of such Party requiring no supervision, direction, responsibility or liability on behalf of the other Party.

24.7.	Agreement shall be valid or binding upon the Parties hereto.

Remainder of page intentionally left blank. Signatures on next page.

In witness thereof, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorised representatives.

Copenhagen, 03-03 2021	Tokyo, Apr. 7 2021

Ascendis Pharma A/S	NOF CORPORATION

/s/ Michael Wolff Jensen	/s/ Tsuncharu Miyazaki

Michael Wolff Jensen Chairman Ascendis Pharma A/S	Tsuncharu Miyazaki Managing Executive Officer General Manager DDS Development Division

APPENDIX 1

Product

[***]

APPENDIX 2

Purchase Price

[***]

APPENDIX 3

Quality Agreement

[***]

APPENDIX 4

Specifications

[***]

APPENDIX 5

[***]

[***]

APPENDIX 6

List of applicable patents

[***]

APPENDIX 7

[***]